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                                                                     EXHIBIT 6A

                                                              September 7, 1995

FRED BERK

1.      Elected to the Board of Parent Company.

2.      Appointed President and Chief Operating Officer of Parent Company.

3.      Continue to be President and CEO of Huffman Koos.

4.      Reports to Michael Solomon, Chairman and CEO of Parent Company.

5.      Base salary of $325,000.

6. Bonus Potential of up to 75% of base for achievement of EBITDA Target. Additional (bonus without a cap) for exceeding annual EBITDA
        Target (see attached Exhibit A). The annual EBITDA Target will be established in conjunction with the Company's Management and approved by the Board of Directors.

7. Participation in Management Stock Option Plan (currently allocated up to 5% of Parent Company stock for use in the Management Stock Option Plan).

8. Extend the 30-day separation option to begin 6 months after close of acquisition.


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FRED BERK




                              ANNUAL BONUS PLAN



You can earn up to 75% of your annual base salary in bonus for achieving the company's annual EBITDA (earnings before interest, taxes, depreciation and amortization) target as approved by the company's Board of Directors. Further, you can earn an additional 1% of your annual base salary for each 1% by which actual annual EBITDA exceeds the annual target. There will be no ceiling on this total bonus potential.


  Actual Annual EBITDA                               Percent of Annual Salary
as a Percentage of Target                               Earned as Bonus
- -------------------------                               ---------------
         90%                                                  -0-

         91%                                                  7.5%

         92%                                                   15%

         93%                                                 22.5%

         94%                                                   30%

         95%                                                 37.5%

         96%                                                   45%

         97%                                                 52.5%

         98%                                                   60%

         99%                                                 67.5%

        100%                                                   75%

        101%                                                   76%

        102%                                                   77%

        103%                                                   78%
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